Exhibit 99.1

                      Network Appliance Announces
          Preliminary First Quarter Fiscal Year 2006 Results


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Aug. 4, 2005--Network Appliance, Inc. (Nasdaq:NTAP), the leader in advanced networked storage solutions, today announced preliminary results for the fiscal year 2006 first quarter ending July 29, 2005. Revenues are expected to be in the range of $446 to $449 million, down approximately 1% sequentially from the fourth quarter of FY2005, and up 24% to 25% over the first quarter of FY2005. GAAP and non-GAAP(1) net income per share are expected to be in the range of $0.15 to $0.16.
    These preliminary results are below the company's previously stated targets issued on May 24, 2005 for a sequential revenue increase of 3% to 6% which equates to approximately $465 to $479 million, for GAAP net income per share of $0.16 and $0.17, and non-GAAP net income per share of $0.17 to $0.18. Network Appliance will announce final results on August 17, 2005 after the close of market.
    "The primary factor impacting our results this quarter was a product transition to our new midrange FAS3000 series. The market response to the new product line has been very positive, however the take up rates were more back-end loaded than we had planned," said Dan Warmenhoven, CEO of Network Appliance. "We remain confident in the competitiveness of our products and in our ability to grow our business over the long term."

    Conference Call Information

    The NetApp preliminary first quarter results conference call will be broadcast live via the Internet at http://investors.netapp.com/ today, Thursday, August 4, 2005, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted to the Web site at that location. The listen-only conference call will also be available live at (866) 543-6405 in the United States and (617) 213-8897 outside the United States. The passcode for both numbers is 24411279.
    A replay will be available for seven days following completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, with replay code 48571288.

    About Network Appliance

    Network Appliance is a world leader in unified storage solutions for today's data-intensive enterprise. Since its inception in 1992, Network Appliance has delivered technology, product, and partner firsts that simplify data management. Information about Network Appliance solutions and services is available at www.netapp.com.

    "Safe Harbor" Statement under U.S. Private Securities Litigation Reform Act of 1995

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The preliminary first quarter results in this release are forward looking statements. Actual, final results could vary because of any accounting adjustments made during the quarterly close.

    Network Appliance Usage of non-GAAP Financials

    The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

    (1) Non-GAAP results exclude amortization of intangible assets, in process research and development, stock compensation, restructuring charges (recoveries), net gain on investments and the related effects on income taxes.


                        NETWORK APPLIANCE, INC.
         RECONCILIATION OF NON GAAP GUIDANCE TO GAAP GUIDANCE
                    EXPRESSED AS EARNINGS PER SHARE
                          FIRST QUARTER 2006
                              (Unaudited)


ADJUSTMENTS OF SPECIFIC ITEMS TO
 EARNINGS PER SHARE FOR THE FIRST QUARTER ($)


COST OF REVENUES
Adjustment:
    Amortization of intangible assets                         (0.0029)

OPERATING EXPENSES
Adjustments:
    Stock compensation                                        (0.0052)
    Amortization of intangible assets                         (0.0040)
    Restructuring charges                                      0.0031


TOTAL OTHER INCOME (EXPENSES), NET
Adjustments:
    Net (gain)/loss on investments                             0.0001


PROVISION FOR INCOME TAXES
Adjustments:
    Income tax effect                                          0.0045
                                                              --------

NET DECREASE IN EARNINGS PER SHARE                            (0.0044)
                                                              ========


    CONTACT: Network Appliance, Inc.
             Jodi Baumann, 408-822-3974 (Press)
             jodi@netapp.com
             Tara Calhoun, 408-822-6909 (Investors)
             tara@netapp.com
             Billie Fagenstrom, 408-822-6428 (Investors) billief@netapp.com